UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2022

Clearside Biomedical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway Suite 200
Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 678 270-3631

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2022, the board of directors (the “Board”) of Clearside Biomedical, Inc. (the “Company”) appointed Benjamin Yerxa to serve as a director of the Company, effective immediately. Dr. Yerxa will serve as a Class I director whose term will expire at the 2023 annual meeting of the Company’s stockholders. There is no arrangement or understanding between Dr. Yerxa and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Dr. Yerxa and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Dr. Yerxa requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Dr. Yerxa is set forth below.

Benjamin Yerxa, Ph.D., age 56, currently serves as the Chief Executive Officer of the Foundation Fighting Blindness, a position he has held since October 2017, and as the Chief Executive Officer of the Retinal Degeneration Fund, a position he has held since October 2018. He previously served in roles of increasing responsibility at Envisia Therapeutics from November 2013 to October 2017, including as its Chief Scientific Officer and President. Dr. Yerxa also served as Chief Scientific Officer of Liquidia Technologies from 2012 to 2015. Prior to Liquidia, Dr. Yerxa co-founded the Company and served as its Vice President, Research and Development from 2011 to 2012. Dr. Yerxa also serves on the boards of directors of a number of private ophthalmic companies. Dr. Yerxa received a B.A. in chemistry from the University of California, San Diego and a Ph.D. in organic chemistry from the University of California, Irvine.

In accordance with the Company’s compensation policy for non-employee directors, Dr. Yerxa was granted a nonqualified stock option to purchase 30,000 shares of the Company’s common stock. The stock option has an exercise price of $1.49 per share, equal to the closing price of the Company’s common stock on March 2, 2022. This option will vest and become exercisable in 36 equal monthly installments, subject to Dr. Yerxa’s Continuous Service (as defined in the Company’s 2016 Equity Incentive Plan) through such vesting dates. Additionally, Dr. Yerxa will be entitled to receive a $40,000 annual retainer for his service as director. At each annual stockholder meeting following which Dr. Yerxa’s term as a director continues, Dr. Yerxa will be entitled to receive an additional nonqualified stock option to purchase 25,000 shares of the Company’s common stock, which option will vest in full and become exercisable on the earlier of the date immediately prior to the next annual stockholder meeting or 12 months following the date of grant, subject to Dr. Yerxa’s Continuous Service through such vesting date. Dr. Yerxa has also entered into the Company’s standard form of indemnification agreement.

Item 7.01 Regulation FD Disclosure.

On March 3, 2022, the Company issued a press release announcing the appointment of Dr. Yerxa to the Board. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated March 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 3, 2022	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer